                                                                FILE NO. 2-63910

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                            POST-EFFECTIVE AMENDMENT
                                    NUMBER 20
                                       To

                                    FORM S-1
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                -----------------

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.
               (Exact name of Registrant as specified in charter)

              9 Old Kings Highway South, Darien, Connecticut 06820
                     (Address of principal executive office)

                                -----------------

CHESTER T. SMITH, JR.                               CHESTER T. SMITH, JR
Association For Investment in United                USGI, Inc.
States Guaranteed Assets, Inc.                      P.O Box 1601
P.O. Box 1601                                       Darien, CT  06820
Darien, CT  06820

                   (Names and Addresses of agents for service)

                        FILING: POST-EFFECTIVE AMENDMENT

                                -----------------

                   CALCULATION OF ADDITIONAL REGISTRATION FEE


Title of Each Class          Additional Amount   Proposed Maximum      Amount of
of Securities Being          Being Registered    Aggregate Offering    Additional
Registration                                     Price                 Fee
------------------------------------------------------------------------------------
Series 28 Face Amount
Certificates                 $3,157,200          $30,018,162           $1,089.23
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------


                            REQUEST FOR ACCELERATION

         The undersigned issuer hereby requests that the effect date of this post-effective amendment to the registration statement be accelerated so that it may be made effective July 15, 1998.

                                  UNDERTAKINGS

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in this section.

         The registrant and each person whose signature appears below hereby authorizes any agent for service named in the registration statement to file one or more amendments (including post-effective amendments) to the registration statement which amendments may make such changes in the registration statement as such agent for service deem appropriate and the registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Darien in the State of Connecticut, on this 10th day of July 1998.

                                  Association for Investment in
                                  United States Guaranteed Assets, Inc.

                                        By:  Chester T. Smith, Jr.--President
                                             --------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the date indicated.

-------------------------------------------------------------------------------
    Signature                   Title                             Date
---------------------      ----------------------------       -----------------
William C. Gow             Chairman--Board of Directors       July 10, 1998
Chester T. Smith, Jr.      President                          July 10, 1998
Glenn J. Reinardy          Secretary                          July 10, 1998
Joseph B. Breen            Director                           July 10, 1998
Edward J. Martin           Director                           July 10, 1998

                          ASSOCIATION FOR INVESTMENT IN
                      UNITED STATES GUARANTEED ASSETS, INC.

Prospectus/July 15, 1998

This prospectus describes the secondary offering of Series 28 face amount certificates issued by the Association for Investment in United States Guaranteed Assets (the Company). The certificates offered for sale are owned by USGI, Inc. The aggregate face amount of the offering is $30,018,162 payable in single payments for an aggregate purchase price of $22,068,147 plus accrued interest. The certificates mature in 2004 with an option at maturity to extend the investment for an additional period of up to twenty (20) years. The value at maturity will be equal to the purchase price (less the mark-up), plus interest and additional earnings applied to the certificate. (See page 7 for more details.)

The name Association for Investment in United States Guaranteed Assets, is not intended to, and should not imply that the face amount certificates are guaranteed by the United States Government or any other agency or instrumentality thereof. However, the Company will invest in, or make loans secured by, assets which are either guaranteed or insured by, or the direct obligation of, the United States Government, its agencies, or instrumentalities. (See page 8.)

You may purchase the certificate with a single investment of any amount from $5,000 (face amount: $12,500) plus accrued interest and additional credits. The total mark up is 8.5% of the purchase price net of accrued interest and additional credits. (See page 2.)

TAX ADVICE

Counsel have advised that purchasers of these certificates should benefit from a deferral of income taxes but cautions that the Internal Revenue Service has not interpreted its regulations with respect to these certificates. Prospective purchasers should consult their own tax advisers. (See page 4.)

BREAKEVEN POINT

Investors in these certificates who surrender their certificates at any time before the end of the second year after purchase may suffer a maximum loss of 5% of the total certificate cost.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus gives you facts about the certificate and describes its terms and conditions. You should read it to decide if this certificate is the right investment for you, and keep it for future reference.

                         FIRST SENTINEL SECURITIES LTD.



TABLE OF CONTENTS                                                        Page No.
CERTIFICATES OFFERED FOR SALE BY THE PROSPECTUS                                  1
-----------------------------------------------

ABOUT THE CERTIFICATE                                                            1

         Description of the Series 28 Certificate                                1
         Purchase Amounts                                                        2
         Buying Certificates                                                     2
         Certificate Earnings                                                    3
           - guaranteed minimum                                                  3
           - additional earnings                                                 3
         Tax Treatment of the Certificate                                        4

USING THE CERTIFICATE                                                            5

         Borrowing                                                               5
         Receiving Cash Before Maturity                                          6
         At Maturity                                                             7

HOW YOUR INVESTMENT IS PROTECTED                                                 7

         Issuer of the Certificate                                               7
         Government Regulation                                                   7
         Investments on Deposit                                                  8
         Investment Policies                                                     8

ADDITIONAL INFORMATION ABOUT THE COMPANY                                        10

         Directors, Management Staff and Affiliates                             10
         The Company's Auditors                                                 11
         The Company's Offices                                                  11

FINANCIAL INFORMATION                                                           12

             Summary of Selected Financial Information                          12
             Management's Discussion of Operations                              12


CERTIFICATES OFFERED FOR SALE BY THIS PROSPECTUS

Association for Investment in United States Guaranteed Assets, Inc. (the Company) was incorporated under the laws of the State of Maryland on March 11, 1975. At that time, the Company was a wholly owned subsidiary of 44 Holding Corporation, New York, New York and it began business as an issuer of face amount certificates on June 3, 1975.

On March 29, 1979 USGI Holdings, Inc. purchased the Company from 44 Holding Corporation, formerly known as Huntoon, Paige Holding Corporation. At the same time, it purchased the certificates owned by 44 Holding Corporation. On June 30, 1995 Huntoon Hastings Capital Corp. purchased the certificates owned by USGI Holdings, Inc. On January 1, 1997, Huntoon Hastings Capital Corp. purchased the stock of the Company from USGI Holdings, Inc. Subsequently, USGI , Inc. repurchased the stock and certificates of the Company from Huntoon Hastings Capital Corp. in January 1998.

Some of the certificates purchased by USGI, Inc. are among those being offered by this prospectus. Also offered by this prospectus are certificates that were purchased by USGI, Inc. from investors who tendered them for cash surrender. The fact that USGI, Inc. has in the past purchased certificates tendered for cash is no assurance that it will continue such purchases in the future, although it is its present intention to do so. These purchases will be made at the cash surrender value as determined by the Company. In the event that USGI, Inc. does not continue to effect such purchases, the Company will redeem the certificates. (See page 6.)

ABOUT THE CERTIFICATE

Description of the Series 28 Face Amount Certificate

The Series 28 face amount certificate is a contractual obligation of the issuer, the Company. The Company agrees to pay the investor at a fixed future maturity date, a definite sum of money that is referred to as the "face amount". The face amount is determined by deducting the commission from the initial purchase price that is net of accumulations and compounding the balance at the guaranteed annual rate of 3-1/2% from date of issue to maturity.

Certificates may receive additional earnings that will be calculated at the end of each calendar year. (See page 4.)

The Series 28 certificates were issued on December 12, 1975 and mature on February 16, 2004. Certificates purchased under this offering while issued and outstanding in 1975, are purchased plus accrued interest from December 12, 1975 and have, in 1997, approximately six (6) years to maturity in 2004. At maturity they may be extended for an additional period of up to twenty (20) years.

Purchase Amounts

Certificates are purchased with a single investment in any amount from $5,000 to $1 million.

An investment of approximately $40,000 would appear as follows:

         Initial Purchase Price:                               $ 21,320
         (includes markup of 8.5%
         in the amount of $1,670)

         Accrued Interest from
         December 12, 1975 to January 1,1998:                         $ 18,674

         Total Certificate Value at Purchase:          $ 38,324

         Total Certificate cost is:                                   $ 39,994

         Guaranteed Face Amount at Maturity:                          $ 47,321


Buying Certificates

Applications for investment in these certificates are available through selected broker-dealers who are members of the National Association of Security Dealers. This selling group of firms will be managed by First Sentinel Securities, Ltd. who will act as the Dealer-Manager in this offering. All applications and investor funds will be delivered by the selected firms to Fleet Bank, Rochester, New York who acts as agent for USGI, Inc. Once received and accepted by USGI, Inc. applications are not subject to cancellation by the investor.

The initial purchase price includes a markup of 8.5% that is the commission paid by the investor. Total certificate cost, however, includes initial purchase price plus accrued interest and additional credits. The 8.5% markup is not applied to the accrued interest and additional credit amounts. When the markup of 8.5% is applied as a percentage of the total monies invested (i.e., initial purchase price plus accrued interest and additional credits), the markup translates to between 4.4% and 5.0% of total monies invested.

For example, using the illustration from the previous section "Purchase Amounts" the markup on the Initial Purchase Price of $21,320 amounts to $1,670. When applied as a percentage of the Total Certificate Value, $38,324, this translates to 4.4% of total monies invested.

The total markup provided in this offering is payable to First Sentinel Securities, Ltd. from which 80% to 100% will be paid to the selected dealers dependent upon their volume.

There will be no markup on purchases for their own accounts by employees, officers and directors of USGI, Inc. and its affiliates or members of their families.

Certificate Earnings

You are always guaranteed a minimum of 3-1/2% on your investment. To accumulate the amount of the payment promised, the Company invests the purchase price, net of the markup, and promises that the income from such investments will be a minimum of 3-1/2% per year. This 3-1/2% is accumulated annually and reinvested at the same 3-1/2% minimum rate. Amounts that you borrow from your certificate reserves will continue to earn the 3-1/2% minimum rate.

In addition to the guaranteed rate, you may receive additional earnings that are distributed to certificate holders of record on December 31st. These additional earnings will only be applied to the unborrowed amounts on your certificate. The Company will maintain a reserve to assure payment of any additional earnings granted plus accumulations at the guaranteed minimum rate of 3-1/2% compounded annually. The amount of such reserves shall be paid upon surrender or at maturity unless a different settlement option has been elected. It should be noted that the additional earnings are not based upon the total amount paid in on a certificate, but upon the reserve value of the certificate during the year for which the additional earnings are granted.

When added to the guaranteed minimum rate of 3-1/2%, additional earnings have resulted in gross annual yields on the unborrowed portion of the certificate as follows:

1988 - 6.57%               1993 - 4.24%
1989 - 8.08%               1994 - 3.96%
1990 - 7.89%               1995 - 6.12%
1991 - 6.27%               1996 - 4.50%
1992 - 4.56%               1997 - 4.61%


Past yields are no guarantee of future performance.

The total annual income earned on the investment portfolio will determine the amount of additional earnings in the following manner:

- After the guaranteed 3-1/2% earnings are applied to the reserves for each certificate, the next 1% of the portfolio's earnings are allocated to the Company to cover operating expenses.

-        The next 4% of investment portfolio earnings, over the aforesaid
         4-1/2% earnings, will be applied as additional earnings to the reserves for each certificate.

- On income earned over the first 8-1/2% of portfolio earnings, one half is credited to the reserves for each certificate as additional earnings and one half is credited to the Company.

Additional earnings for any certificate will be reduced proportionately for any period of the fiscal year during which the reserves behind such certificate were unfunded or ineligible for any reason.

Tax Treatment of the Certificate

Under Federal income tax laws and regulations in effect prior to January 1, 1976, the yield on certificates was treated as ordinary income upon maturity or surrender. The increase in value, including additional credits, is accumulated over the years on a tax-deferred basis until surrender or maturity. Thus, under the tax treatment in effect for certificates issued prior to January 1, 1976 you could arrange to take your certificate proceeds at a time most favorable to you from a tax standpoint. Often this is at retirement or semi-retirement when income is reduced and the individual's tax bracket is lower.

Regulations adopted by the U.S. Treasury Department changed this treatment for certificates issued after December 31, 1975. Under the new regulations, holders of certificates issued after December 31, 1975 would include as ordinary income, under the definition of original issue discount, in each year during the life of the certificate a ratable portion of the difference between the face amount and the purchase price and also an amount to be computed as assumed additional earnings. However, certificates issued prior to December 31, 1975 would not be affected by the new regulations.

Counsel to the Company have advised that the certificates offered by this Prospectus should be considered to be certificates issued prior to January 1, 1976 and that there should be no income tax payable on such certificates until maturity or surrender. Such counsel have further advised that the purchase of such certificates from USGI, Inc. by a third party would be a purchase of certificates issued prior to January 1, 1976 and that no income tax should be payable by such purchasers until the maturity or surrender of such certificates. However, such counsel has also further advised that no revenue ruling has been sought to ascertain the position of the Internal Revenue Service on the matter.

Prospective purchasers should consult with an independent tax adviser with respect to the tax consequences of this investment.

USING THE CERTIFICATE

Borrowing

At any time after the date of purchase of your certificate, the Company will loan to you up to 98% of the value of your certificate.

Loans bear interest, payable in advance, at a maximum rate of 5% per year on the unpaid balance.

While the loan is for one year, it will be renewed each additional year if the value of your certificate is sufficient to pay the required interest, or if you pay the interest due on the loan. If interest is not paid when due, it will be added to the existing balance of your loan.

Whenever the loan balance equals or exceeds the maximum allowable, the Company may apply the surrender value in payment of the loan and forward the remaining certificate balance, if any, to you. At this point your certificate shall become void.

Upon a final settlement with you as the result of surrender or maturity, the amount of the loan shall be deducted from the amount otherwise due you.

As security for the loans, a loan agreement is to be executed specifying the assignment of your certificate to the Company.

During any period when there is a loan outstanding, all the certificate reserves attributable to your certificate will continue to earn the guaranteed minimum rate of 3-1/2% . However, only the unborrowed reserves will be entitled to the additional earnings.

Receiving Cash Before Maturity

If you find that you need your money prior to maturity, you may surrender all or part of your certificate by giving us instructions in writing. Certificates will be redeemed by the Company upon demand for their cash surrender values.

There are no penalties or charges for redemptions. All certificates issued by the Company provide guaranteed minimum cash surrender values before maturity. The following examples illustrate various surrender values. (These numbers are approximate, actual calculations would be determined on a per diem basis so values may be slightly lower or higher.)

Certificate's Features:

Purchase Date:                              January 1, 1998
Total Certificate Cost
 (including markup of $1,670) is:           $ 39,994

You surrendered the certificate
on January 1st in the following
year(s) after purchase as follows:



                             Surrender Value
                             ---------------
                  Case A                            Case B
                  ------                            ------
          With annual earnings                  With annual earnings
          limited to 3-1/2%                     of 5.68% which includes
          guaranteed rate                       the 3-1/2% guaranteed rate.
Year 1            $ 39,665                                     $40,500

Year 4            $ 43,976                                     $47,800

Maturity          $ 47,321                                     $53,384
(February 16, 2004)


In cases A and B Total Certificate Cost (less the markup) plus earnings are compounded annually up to, and including, the day of surrender.

In cases A and B it is assumed there are no outstanding loans on the certificate.

In case B, while the 5.68% annual earnings used for illustrative purposes is the Company's average annual portfolio yield for the past ten year period, this is no guarantee of future performance.

At Maturity

You may surrender your certificate at maturity and receive its full cash surrender value.

At maturity you may also elect to receive the total value of your certificate under various settlement options which include:

1. Withdrawing the total value in not less than quarterly installments of at least $500.00 per installment.

2. Leaving all, or any part of, the total value with the Company to accrue interest for an additional period of up to 20 years as may be designated by you.

Certificates left with the Company under the above options will earn interest at the guaranteed annual rate of 3-1/2%. These certificates may also receive additional earnings which will be calculated upon the reserves for each certificate at December 31st.

You may elect at any time after the effective date of a settlement option to terminate your settlement option and receive the entire reserve then maintained under the above option 1 and 2.

HOW YOUR INVESTMENT IS PROTECTED

Issuer of the Certificate

The Association for Investment in United States Guaranteed Assets, Inc. is a wholly owned subsidiary of USGI, Inc.

Gross income of the Company is derived from interest on investments and certificate loans. The Company's net income is determined by deducting the following expenses from gross income:

- provision for certificate reserves (interest accrued on certificate holder accounts) and

-        other expenses, including taxes

For a more detailed financial accounting see the audited financial statements (See page 16.)

Government Regulations

The face amount certificate is a security regulated under the Investment Company Act of 1940. Its offer and sale are subject to regulations under federal and state securities laws. It is not a bank product, an equity investment, a form of life insurance or an investment trust.

Investments on Deposit

The Federal Investment Company Act of 1940 requires the Company to keep cash or qualified investments on deposit in a segregated account to protect the value of all of our outstanding certificates. These investments back the entire value of your certificate reserves.

Certificate reserve requirements on December 31, 1997 were $34,457,574. The value of our investments on deposit determined in accordance with generally accepted accounting principles were $34,615,887.

Our investments are on deposit with Fleet Bank, Rochester, New York.

For comments regarding the valuation of investments see note one to the financial statements.

Investment Policies

The Company is restricted by its Articles of Incorporation to the following investments:

- U.S. Government securities which include Treasury Bonds, Notes and Bills and securities issued by instrumentalities of the United States Government.

- The insured portion of loans guaranteed by the Small Business Administration and The Farmers Home Administration.

- Mortgage loans guaranteed by the Veterans Administration or insured by the Federal Housing Administration (FHA and VA Mortgages).

- Certificates guaranteed as to the payment of principal and interest by the Government National Mortgage Association (GNMA certificates).

- Short-term loans under the Order of Exemption from certain provisions of the Investment Company Act of 1940 which was granted to the Company by the Securities and Exchange Commission. These loans may be made to affiliated and nonaffiliated mortgage bankers, are callable on demand, and bear interest to the Company at the prime rate or more. Security for these loans shall be FHA/VA mortgages, GNMA certificates or other U.S. Government guaranteed securities.

Portfolio Turnover - There are no restrictions on rates of portfolio turnover.

Purchasing Securities on Margin - We will not purchase any securities on margin or participate on a joint basis or a joint and several basis in any trading account in securities.

Short Sales - We will not effect the short sale of any security.

Borrowing Money - The Company has not borrowed money and has no present intention of doing so. It may borrow in the future only when necessary for the clearance or delivery of purchases and sales of investments.

Underwriting - We do not intend to engage in the public distribution of securities issued by others.

ADDITIONAL INFORMATION ABOUT THE COMPANY
----------------------------------------------
Our Directors, Management Staff and Affiliates


NAME                        OFFICE                      PRINCIPAL OCCUPATION & AFFILIATE
----                        ------                      --------------------------------
William C. Gow               Chairman of the Board            Chairman of the Board of Directors of
                             of Directors                     Huntoon Hastings  Capital Corp.  since August,  1992.
                                                              Chairman   of  the   Board  of   Directors   of  USGI
                                                              Holdings,   Inc.  since  July  1980.  Prior  to  July
                                                              1980,   Mr.  Gow  was   Chairman   of  the  Board  of
                                                              Directors of Merrill Lynch  Huntoon,  Paige Inc. from
                                                              December  1978 to June 1980.  He was  Chairman of the
                                                              Board of  Directors  of Huntoon,  Paige & Co.,  Inc.;
                                                              Huntoon  Paige  Associates  Ltd;  and  Huntoon  Paige
                                                              Securities Corporation from 1967 to December 1978.

Chester T. Smith, Jr.        President                        Vice  Chairman of the Board of  Directors  of Huntoon
                                                              Hastings  Capital  Corp.  since  August,  1992.  Vice
                                                              Chairman of USGI  Holdings,  Inc.  from  January 1995
                                                              to present.  President of USGI  Holdings,  Inc.  from
                                                              March  1979 to  January  1995.  Prior to March  1979,
                                                              Mr.  Smith  was   Vice-President  of  E.F.  Hutton  &
                                                              Co.,Incorporated;    General    Partner   and   First
                                                              Vice-President  of  Kuhn  Loeb &  Co.,  Incorporated;
                                                              Director and Senior Vice-  President of G.H.  Walker,
                                                              Laird  Incorporated;  and  Director  and Senior Vice-
                                                              President of Laird & Co.

Marcie Gow Pajolek           Vice-President                   Vice President of The  Association  for Investment in
                                                              United States Guaranteed Assets, Inc. since 1990.


Glenn J. Reinardy            Secretary                        Secretary of the company since June 1982; President
                                                              of Huntoon Hastings Capital Corp. since August, 1992.
                                                              President of USGI Holdings, Inc. from January 1995
                                                              to present; Executive Vice-President of USGI
                                                              Holdings, Inc. from June 1982 to January 1995;
                                                              President of Merrrill Lynch Huntoon, Paige & Co.
                                                              from June 1980 to June 1982. Executive Vice-President
                                                              of Merrrill Lynch Huntoon, Paige & Co. from
                                                              April 1977 to June 1980.

Joseph B. Breen              Director                         Practicing Attorney and Partner of the law firm of
                                                              Emmet, Marvin & Martin since March, 1996. Previously
                                                              Partner of the law firm Breen & Bartlett from March
                                                              1990 to March, 1996. Previously Counsel and Senior
                                                              Vice- President of Merrill Lynch Realty from June
                                                              1985 to December 1989. President of the Company
                                                              from December 1977 to March 1979.


Edward J. Martin             Director                         Practicing Attorney and Partner of the law firm
                                                              of Reid & Priest from June 1994 to present.
                                                              Previously Partner of Shea & Gould;  for
                                                              more than two years prior to January 1978 a
                                                              partner in Bartel, Engelman & Fishman; for more
                                                              than five years prior to November 1975 he was
                                                              associated with the law firm of Dewey, Ballantine,
                                                              Bushby, Palmer & Wood.


The Company's Auditors

A firm of independent accountants audits the Company's financial statements at the close of each fiscal year (December 31st). Copies of our annual financial statements are available to any certificate holder upon request. Dworken, Hillman, La Morte & Sterzcala, P.C. has audited the financial statements for the years ended December 31, 1997, 1996 and 1995. These statements are included in this prospectus.

The Company's Offices

Our offices are located at:                         Our Mailing Address is:

         9 Old Kings Highway South                  P.O. Box 1601
         Darien, CT  06820                          Darien, CT  06820

                           Our Phone: (203) 662-7683

FINANCIAL  INFORMATION

Summary of Selected  Financial Information

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to those financial statements. Also see Management's Discussion of Operations.


                            1997           1996           1995           1994           1993
                            ----           ----           ----           ----           ----
Investment Income ..    $ 1,695,277    $ 1,638,569    $ 1,681,622    $ 1,483,314    $ 1,448,175

Investment Expense .        109,449        169,922        158,877        157,415        156,477

Provisions for
Certificate Reserves      1,231,261      1,189,455      1,251,309      1,070,114      1,049,987


Net Income .........        208,858        164,458        158,994        149,404        159,529


Total Assets .......    $35,037,649    $33,798,197    $32,412,633    $31,336,938    $30,126,901


Management's  Discussion  of Operations

The Company's investment income is derived from interest income on investments and loans to certificate holders. The Company's primary portfolio policy was one of investing in U.S. Government or Government guaranteed securities.

Rates and yields on these securities during 1997 were approximately the same as those prevailing in 1996. The income from this source resulted in a yield on unborrowed reserves for 1997 or 4.61% versus 4.50% in 1996. Reflecting an increase in rates of return, the provision for certificate reserves in 1997 was proportionally higher than in 1996.

The Company's investment objectives are to assure the maximum safety and liquidity of the investment portfolio. To that end investments have been limited to U.S. Government or Government guaranteed securities and short-term loans under the Order of Exemption which are secured by Government guaranteed securities. The average maturity of the investments in U.S. Government securities is three months. Loans under the Order of Exemption are of less than thirty days duration.

There is no expected change in the asset mix of the portfolio in the foreseeable future.

                          Independent Auditors' Report

Board of Directors and Security Holders
Association for Investment in United States

Guaranteed Assets, Inc.

We have audited the accompanying balance sheet of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1997 and 1996 and the related statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Bridgeport, Connecticut
February 11, 1998

                   Dworken, Hillman, LaMorte & Sterczala, P.C.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                                     Assets


                                                                                 1997           1996
                                                                                 ----           ----
Qualified assets (Note 2):
  Cash ..................................................................    $    18,184    $    13,195
  Investments in U.S. Treasury Bills, at cost which approximates market .      6,944,367      7,068,716
  Certificates loans, secured by applicable certificate reserves (Note 3)     27,639,163     26,359,464
  Loans to affiliates under Order of Exemption (Note 5) .................         14,173          1,801
  Receivable for accrued interest (Note 5) ..............................        421,762        355,021
                                                                             -----------    -----------
                                                                             $35,037,649    $33,798,197
                                                                             -----------    -----------
                                                                             -----------    -----------
                       Liabilities and Shareholder's Equity

Certificate reserves (Note 3):
  Reserves to mature:
    Series 28, fully paid certificates (Note 5) .........................    $30,122,784    $28,960,222
    Series 28I, installment certificates ................................          7,579          7,241
    Reserve for additional credits ......................................      4,327,211      4,258,850
                                                                             -----------    -----------
                                                                              34,457,574     33,226,313

Current liabilities, exclusive of certificate reserve liabilities:
  Unearned interest on certificate holders' loans .......................         76,685         67,559
  Accrued expenses, taxes and other .....................................         73,881         93,674
                                                                             -----------    -----------
                                                                              34,608,140     33,387,546
                                                                             -----------    -----------
Shareholder's equity:
  Common stock, par value $1 per share, authorized, issued and
    outstanding 250,000 shares ..........................................        250,000        250,000
  Capital in excess of par value ........................................          1,000          1,000
  Retained earnings .....................................................        178,509        159,651
                                                                             -----------    -----------
                                                                                 429,509        410,651
                                                                             -----------    -----------
                                                                             $35,037,649    $33,798,197
                                                                             -----------    -----------
                                                                             -----------    -----------


                       See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                              STATEMENTS OF INCOME
                  Years Ended December 31, 1997, 1996 and 1995


                                           1997         1996           1995
                                           ----         ----           ----
Investment income:
  Interest income: (Note 5)
    Investments ...................    $  367,483    $  370,457    $  473,888
    Certificate loans .............     1,327,277     1,268,112     1,207,734
                                       ----------    ----------    ----------
                                        1,695,277     1,638,569     1,681,622
                                       ----------    ----------    ----------
Investment expenses:
  Officer's salary ................        49,269        69,333       104,000
  Consulting ......................        31,500
  Professional fees ...............        17,694        26,977        10,750
  Custodial fees ..................        19,058        16,000        16,000
  Printing, promotion and telephone         8,156         8,286         8,553
  Directors' fees .................         8,000         8,000        10,000
  Payroll taxes ...................         4,065         3,778         5,575
  Miscellaneous ...................         3,207         6,048         3,999
                                       ----------    ----------    ----------
                                          109,449       169,922       158,877
                                       ----------    ----------    ----------
Net investment income .............     1,585,828     1,468,647     1,522,745

Provision for certificate reserves
 (Notes 3 and 5) ..................     1,231,261     1,189,455     1,251,309
                                       ----------    ----------    ----------
Income before income taxes ........       354,567       279,192       271,436

Income taxes (Note 4) .............       145,709       114,734       112,442
                                       ----------    ----------    ----------
Net income ........................    $  208,858    $  164,458    $  158,994
                                       ----------    ----------    ----------
                                       ----------    ----------    ----------


                         STATEMENTS OF RETAINED EARNINGS
                  Years Ended December 31, 1997, 1996 and 1995


                                            1997          1996           1995
                                            ----          ----           ----
Balance, beginning ..................    $ 159,651     $  15,193     $   6,199

Add net income ......................      208,828       164,458       158,994

Deduct cash dividends on common stock     (190,000)      (20,000)     (150,000)
                                         ----------    ----------    ----------
Balance, ending .....................    $ 178,509     $ 159,651     $  15,193
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------


                       See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                            STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1997, 1996 and 1995


                                                           1997             1996             1995
                                                           ----             ----             ----
Cash flows from operating activities:

  Net income ....................................    $    208,858     $    164,458     $    158,994
  Adjustments to reconcile net income to net cash
provided by operating activities:

    Provision for certificate reserves ..........       1,231,261        1,189,455        1,251,309
    Change in assets and liabilities:
      (Increase) in accrued interest ............         (66,741)        (245,328)         (92,806)
      Increase in unearned interest .............           9,126            8,593            9,117
      Increase (decrease) in accrued expenses ...         (19,793)          43,058         (193,725)
                                                     -------------     ------------    -------------
Net cash provided by operating activities .......       1,362,711        1,160,236        1,132,889
                                                     -------------     ------------    -------------
Cash flows from investing activities:
  Proceeds from sale and maturity of investments       13,193,368       14,327,107       13,325,270
  Purchase of investments .......................     (13,069,019)     (16,260,497)     (11,555,103)
  (Increase) decrease in loans to affiliates ....         (12,372)       2,019,396       (1,512,726)
  Disbursements for certificate loans ...........      (1,279,699)      (1,255,768)      (1,250,819)
                                                     -------------     ------------    -------------
Net cash used in investing activities ...........      (1,167,722)      (1,169,762)        (993,378)
                                                     -------------     ------------    -------------
Cash flows from financing activities:

  Cash dividends paid ...........................        (190,000)         (20,000)        (150,000)
                                                     -------------     ------------    -------------
Net cash used in financing activities ...........        (190,000)         (20,000)        (150,000)
                                                     -------------     ------------    -------------
Net increase (decrease) in cash .................           4,989          (29,526)         (10,489)
Cash, beginning .................................          13,195           42,721           53,210
                                                     -------------     ------------    -------------
Cash, ending ....................................    $     18,184     $     13,195     $     42,721
                                                     -------------     ------------    -------------
                                                     -------------     ------------    -------------
Supplemental disclosures of cash flows
  Information:

  Cash payment for income taxes .................    $     98,266     $     80,000     $    105,000
                                                     -------------     ------------    -------------
                                                     -------------     ------------    -------------


                       See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  Years Ended December 31, 1997, 1996 and 1995

1.     Nature of business and significant accounting policies:

       Nature of business:

       The Company is an issuer of Series 28 Face amount  certificates.  The
         Company is a wholly-owned subsidiary of Huntoon Hastings Capital Corp. ("Parent").

       The Company's financial statements are prepared in accordance with generally accepted accounting principles and comply with Section 28 of the Investment Company Act of 1940.

       Use of estimates:

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenue and expenses. Actual results could vary from the estimates that were used.

       Valuation of qualified assets:

       Qualified assets are stated at cost, except for United States Treasury
         Bills which are stated at amortized cost which approximates market value. An allowance for loss will be provided if evidence indicates a permanent decline in the underlying value and earning power of individual securities.

       Income recognition:

       Security transactions are recorded on the trade date. Interest income is recorded when earned. Discounts on United States Treasury Bills are amortized over the terms of the securities to which they apply. Unearned interest on certificate loans is amortized on a straight-line basis over the life of the loan.

       Provision for certificate reserves:

       Certificate reserves accrue at the rate of 3 1/2% compounded annually. In addition, at the end of each fiscal year of the Company, each certificate upon which all payments including all installments, have been made will receive "additional credits" calculated on the earnings attributable to the invested reserves. Borrowed reserves are not eligible for additional credits.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                  Years Ended December 31, 1997, 1996 and 1995

1.     Nature of business and significant accounting policies (continued):

       Cash:

       For the purposes of the Statement of Cash Flows, the Company considers investments with original maturities of three months or less to be a cash equivalent.

       The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

       Fair value of financial instruments:

       The carrying amount of cash, investments in U.S. Treasury Bills, accounts, loans and other receivables, loans payable and trade payables approximates fair value because of the short maturity of those instruments.

       The carrying amount of Certificate Loans approximates fair value because these loans are secured by related Certificate Reserves. The carrying amount of Certificate Reserves approximates fair value because under the terms of the Certificates, a holder can sell their certificates at any time for its carrying amount.

2. Qualified assets:

       Under the provisions of its certificates and the Investment Company Act of 1940, at December 31, 1997, the Company was required to have qualified assets (as that term is defined in Section 28 (b) of the Act), of $34,707,574. As shown in the accompanying balance sheet, the Company had qualified assets of $35,037,649.

       Pursuant to the requirements of the Investment Company Act of 1940, "Qualified Assets" are to be maintained on deposit with Fleet Bank under a "Depository Agreement" to meet certificate reserve requirements of $34,457,574, at December 31, 1997. Assets on deposit as of December 31, 1997 are as follows:

             Cash                                                                          $       18,184
             United States Treasury Bills                                                       6,944,367
             Certificate loans, secured by certificate reserves                                27,639,163
             Loans to affiliates under Order of Exemption secured by United States
               guaranteed financial instruments                                                    14,173
                                                                                            -------------
                                                                                              $34,615,887
                                                                                            -------------
                                                                                            -------------

                                       22

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                  Years Ended December 31, 1997, 1996 and 1995

3. Certificate reserves:

       Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the Investment Company Act of 1940. The total gross rate of accumulation on Series 28 and 28I certificates for 1997 was 4.61%. Gross rates of accumulation on certificate reserves were as follows:


                                            1996                           1997                                1995
                                   ------------------------       ------------------------          ---------------------------
                                               Annual Gross                   Annual Gross                        Annual Gross
                                    Total        Rates of          Total        Rates of             Total          Rates of
                                   Reserves    Accumulation       Reserves    Accumulation          Reserves      Accumulation
                                   --------    ------------       --------    ------------          -------       ------------
     Reserves to mature:
       Series 28                 $30,122,784      3.50%          $28,960,222       3.50%          $27,839,168       3.50%
       Series 28I                      7,579      3.50%                7,241       3.50%                6,889       3.50%
     Additional credits
      on Series 28 and
      28I certificates             4,327,211      1.11%            4,258,850       1.00%            4,190,800       2.62%
                                 -----------                     -----------                      -----------
                                 $34,457,574                     $33,226,313                      $32,036,857
                                 -----------                     -----------                      -----------
                                 -----------                     -----------                      -----------



4. Income taxes:

       The Company files a consolidated federal income tax return with its parent and affiliates. The tax liability is allocated to the Company on a separate-return basis.

       The provision for income taxes is composed of the following for the years ended December 31, 1997, 1996 and 1995:


                                                   1997        1996         1995
                                                 ---------   --------    --------
Federal .....................................    $107,593    $ 84,721    $ 81,906
State .......................................      38,116      30,013      30,536
                                                 ---------   --------    --------
                                                 $145,709    $114,734    $112,442
                                                 ---------   --------    --------
                                                 ---------   --------    --------
Computed "expected" federal tax expense .....    $120,553    $ 94,925    $ 92,288
Increase in taxes resulting from state income
  taxes, net of federal benefit .............      25,156      19,809      20,154
                                                 ---------   --------    --------
Actual tax expense ..........................    $145,709    $114,734    $112,442
                                                 ---------   --------    --------
                                                 ---------   --------    --------


                           ASSOCIATION FOR INVESTMENT
                    IN UNTIED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                  Years Ended December 31, 1997, 1996, and 1995

5. Related party transactions:

       At December 31, 1997, the Parent owned certificates with an aggregate cost of $26,109,000 ($23,762,000 in 1996) and had a related loan balance of $25,574,000 ($23,276,000 for 1996) with accrued interest of $398,000 ($343,800 for 1996).

       During 1997, the Company made certificate reserve provisions of approximately $879,000 ($827,500 and $854,000 for 1996 and 1995,
         respectively) and recorded earned interest of $1,226,200 ($1,158,500 and $897,000 for 1996 and 1995, respectively), both, pertaining to the affiliate's certificates and loans.

       Under the Order of Exemption granted by the Securities and Exchange
         Commission, during 1997, 1996 and 1995 the Association made short-term loans to affiliates of the Company, secured by FHA mortgages. Interest earned on these loans, charged at a rate equal to the prime rate, amounted to $0, $4,400 and $162,000 during 1997, 1996 and 1995, respectively.

       The affiliate has borne all operational expenses of the Company, other than those set forth in the statements of income.

6. Year 2000 compliance:

       The Company is evaluating its computer software systems for compliance with issues related to the year 2000. Management anticipates that the Company's systems will be fully compliant by the end of 1998. The costs associated with this are not expected to have a material impact on the Company's financial position or results of operations.

7. Subsequent event:

       Subsequent to year end, the Parent entered into an agreement to sell 100% of the Company's stock to an affiliated company, USGI, Inc.

INFORMATION NOT REQUIRED IN PROSPECTUS

Marketing Arrangements.

    See "Buying Certificates: p.2 of the Prospectus.

Other Expenses of Issuance and Distribution.

    The estimated expenses payable in connection with the distribution of securities being registered by the Registration statement are as follows:

     Securities and Exchange Commission registration fee    $1,089
     Accounting fees
     Printing and engraving ............................     2,148
     Legal fees ........................................       500
     Blue Sky fees and expenses
     Miscellaneous
     Total .............................................    $3,737


    ------------

    All of the foregoing expenses will be borne by USGI, Inc. parent of the Registrant.

Relationship with Registrant of Experts Named in Registration Statement.

    None.

Sales to Special Parties.

    None.

Recent Sales of Unregistered Securities.

    None.

Subsidiaries of Registrant.

    None.

Franchises and Concessions.

    None.

Indemnification of Directors and Officers.

    Section 5 of Article 23 of the Annotated Code of Maryland provides in part:

    "(a) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification may be against expenses (Including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    "(b) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnify for the expenses which the court shall deem proper."

    The Board of Directors of Registrant has resolved to indemnify all directors, officers and employees in accordance with the terms of the above Section. The Board of Directors of Registrant intends to obtain liability insurance covering officers, directors and key staff personnel. The insurance terms provide, with certain exceptions and exclusions, for protection of the insured personnel against unindemnified losses from claims and expenses resulting from any negligent act, any error, any omission or any breach of duty while acting in their respective capacities.

    Insofar as indemnification or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Treatment of Proceeds from Stock being Registered.

    Not applicable.

Financial Statements and Exhibits.

    (a)  1.  Included in the Prospectus:

    Independent Auditor's Report
    Balance Sheets, December 31, 1997 and 1996

    Statements of Income, Years Ended December 31, 1997, 1996 and 1995 Statements of Retained Earnings, Years Ended December 31, 1997, 1996 and 1995 Statements of Cash Flows, Years Ended December 31, 1997, 1996 and 1995 Notes to Financial Statements.

    (2)  Included elsewhere in the Registration Statement:

    Schedule I as of December 31, 1976 and Schedule VI as of December 31, 1976 thru 1997 are incorporated by reference to the Company's Annual Reports (Form 10-K) filed with the Securities and Exchange Commission in March 1976 through 1997. All other schedules have been omitted because they are not applicable, not required or the information is included in the financial statements or notes thereto.

    (3)  Reports and Consent of Certified Public Accountants.:

    (b)  Exhibits:

    1    Form of Dealer Agreement, filed as exhibit 1 to Registration Statement
             No. 2-55358, filed under prospectus dated February 12, 1976.

  3.1    Articles of Incorporation, filed as exhibit 1 to Registration
             Statement No. 811-2563 and incorporated herein by reference and made a part hereof filed under prospectus dated May 1, 1977.

  3.2    Amendment to Articles of Incorporation, filed as exhibit 3.2 to
              Registration Statement No. 2-53024 and incorporated herein by reference and made a part hereof, filed under prospectus dated November 1, 1976.

  3.3    By-Laws, filed as exhibit 2 to Registration Statement No. 81102563 and incorporated herein by reference and made a part hereof , filed under prospectus dated May 1, 1977.

  4.1    Form of Series 28 Face Amount Certificate, filed as exhibit 4 to
              Registration Statement No. 811-2563 and incorporated herein by reference and made a part hereof, filed under prospectus May 1, 1977.

    6    Opinion and consent of Messrs, Emmet, Marvin & Martin, filed as exhibit 6 to Registration Statement No. 2-55358 filed under prospectus dated February 12, 1976.

    7    Opinion and consent of Messrs. Emmet, Marvin & Martin, filed as exhibit 7 to Registration Statement No. 2-63910 Number 20 dated July 1, 1998.

   23    Report and Consent of Certified Public Accountants Dworken, Hillman,
              Lamone, & Sterczala, P.C. dated June 15, 1998.

 99.1    Application Form.

                   ASSOCIATION FOR INVESTMENT IN UNITED STATES
                             GUARANTEED ASSETS, INC.

                       SCHEDULE VI - CERTIFICATE RESERVES

                                December 31, 1997


                  Description                         Balance December 31, 1997
---------------------------------------------        --------------------------
               Yield to Maturity
               an Annual Payment                              Amount of
               Basis                                          Reserves
               ------------------                             --------
Series
------
Paid-up certificates -

 Series 28.........................    3.50%                $30,122,784

Installment basis -

Series 28I.......................      3.50%                      7,579

Additional credits:

Series 28........................      1.11%                  4,327,211
                                                             ----------
                                                            $34,457,574
